Exhibit 23.4


                 [KLEIMAN, CARNEY & GREENBAUM, P.C. LETTERHEAD]


June 20, 1996


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 19, 1996 and May 30, 1996, with respect to the financial statements of Wolpin Broadcasting Company incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Children's Broadcasting Corporation for the registration of shares of its common stock.


                                   Very truly yours,

                                   KLEIMAN, CARNEY & GREENBAUM

                                   /s/ Mark Carney

                                   MARK CARNEY
                                   Certified Public Accountant

Farmington Hills, Michigan
June 20, 1996